UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008
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SES Solar Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000- 49891	33-0860242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

129 Route de Saint-Julien, Plan-les-Ouates Geneva, Switzerland	1228
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 41.22.884.1484

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, SES Solar Inc.’s wholly owned subsidiary, SES Société d’Energie Solaire SA, has a loan with the Geneva State Department of Territory - Service of Energy (“ScanE”) in the amount of up to $1,005,490 made on November 6, 2003. The loan carries a principal balance of $974,792 and bears interest at the rate of 4%. The loan, as amended, matured on March 31, 2008. On April 2, 2008, SES Solar Inc. (the “Company”) filed a request with ScanE to renew the loan for a period of 24 months on the same terms and conditions. By decision dated May 19, 2008, ScanE granted the Company’s request that the loan be extended for a period of 24 months on the same terms and conditions. The new maturity date for the loan is March 31, 2010.

A copy of ScanE’s decision dated May 19, 2008 is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As noted above, on May 19, 2008, ScanE granted the Company’s request that its loan dated November 6, 2003, as amended, be extended for a period of 24 months, to mature March 31, 2010, on the same terms and conditions. Other than with respect to this new maturity date, the information required by this Item 2.03 has been previously reported.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit 99.1 Geneva State Department of Territory - Service of Energy Loan Extension Decision dated May 19,  2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2008	SES SOLAR INC.

	By:	/s/ Sandrine Crisafulli
Sandrine Crisafulli
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Description
99.1	Geneva State Department of Territory - Service of Energy Loan Extension Decision dated May 19, 2008